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                                                                Exhibit 23.1


[LETTERHEAD OF DELOITTE & TOUCHE]


Independent Auditors' Consent


We consent to the use in and incorporation by reference in the Registration Statement dated April 1, 1998 of NB Capital Corporation, National Bank of Canada and NB Finance, Ltd. on Form S-11 of the following:

1. Our Independent Auditors' Report dated February 10, 1998, relating to the financial statements of NB Capital Corporation for the period August 20, 1997 (date of incorporation) to December 31, 1997, appearing in the prospectuses, which are part of such Registration Statement;

2. Our Auditors' report dated February 10, 1998, relating to the financial statements of NB Finance, Ltd. for the four-month period ended
    December 31, 1997, appearing in the prospectuses, which are part of such Registration Statement;

3. The reference to us under the heading "Experts" included in such prospectuses.



Deloitte & Touche

Chartered Accountants

Montreal, Canada

April 1, 1998